AMENDMENT NO. 1
                                       TO
                     AMENDED AND RESTATED WARRANT AGREEMENT

         THIS AMENDMENT NO. 1 (this "Amendment") to that certain Amended and Restated Pledge and Security Agreement dated November 2, 2001 (the "Amended and Restated Agreement") is dated as of December 20, 2001 and is by and between Minrad Inc. (the "Company") and Kevin Kimberlin Partners LP (the "Guarantor").

         The Company and the Guarantor intended to be bound hereby agree as follows:

         1. Any capitalized terms used and not otherwise defined herein shall have the defined meaning provided for in the Amended and Restated Warrant Agreement.

         2. The Company and the Guarantor hereby agree that Schedule A of the Amended and Restated Warrant Agreement is hereby amended to read in its entirety as follows:

             "The principal amount of the Line of Credit between the Company and Wachovia Bank, N.A. shall not exceed an aggregate of One Million Dollars ($1,000,000)."

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, as of the day and year first above written.


                                   MINRAD INC.



                                   By:      /s/ William H. Burns, Jr.
                                            -------------------------
                                   Name:    William H. Burns, Jr.
                                   Title:   Chief Executive Officer




                                   KEVIN KIMBERLIN PARTNERS LP
                                   By KKP Management LLC, General Partner



                                   By:      /s/ Kevin B. Kimberlin
                                            ----------------------
                                   Name:    Kevin B. Kimberlin
                                   Title:   Nonmember Manager

                     AMENDED AND RESTATED WARRANT AGREEMENT
                     --------------------------------------

         AMENDED AND RESATED WARRANT AGREEMENT dated as of November 2, 2001 (the "Agreement"), between MINRAD INC., a Delaware corporation ("Company"), and KEVIN KIMBERLIN PARTNERS LP ("Guarantor").

                                   WITNESSETH

         WHEREAS, the Company and the Guarantor are parties to that certain Warrant Agreement, dated as of August 10, 2001 (the "Original Agreement"), pursuant to which the Company agreed to issue a warrant to purchase up to One Million (1,000,000) shares of the Company's common stock, par value $.01 per share ("Common Stock") to the Guarantor in consideration of Guarantor's guarantee under that certain Indemnity Agreement, dated July 25, 2001, by and between the Guarantor and the Company;

         WHEREAS, the Parties desire to amend the Original Agreement as set forth herein;

         WHEREAS, the Guarantor has agreed pursuant to the Amended and Restated Indemnity Agreement dated concurrently herewith, between the Guarantor and the Company (the "Indemnity Agreement") to guarantee the Company's obligations under a series of loans (the "Loans") by and between the Company and Wachovia Bank, N.A. (the "Lender") for the Company's working capital needs not to exceed the amount set forth on SCHEDULE A hereto, as amended from time to time (the "Line of Credit");

         WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued on the basis of one warrant to purchase two and one half (2-1/2) shares of the Company's Common Stock, per $1.00 borrowed under the Line of Credit, upon the Lender making available any Loans under the Line of Credit, by the Company to the Guarantor in consideration for, and as part of the Guarantor's compensation in connection with, the Guarantor acting as the Guarantor of the Loans pursuant to the Indemnity Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. GRANT. The Company hereby grants to the Guarantor, and its designee(s) and/or assigns (each, a "Holder"), the right to purchase, at any time during the term ("Warrant Exercise Term") commencing on the date hereof and ending at 5:30 p.m., New York time, on the seventh anniversary of the date of this Agreement, Two and One Half (2-1/2) shares of Common Stock (the "Warrant Shares"), per $1.00 borrowed under the Line of Credit, at an initial exercise price of $1.00 per share of the Common Stock (the "Exercise Price"). The Guarantor is deemed to have paid $0.15 per share in non-cash consideration upon the Guarantor's guarantee of the Company's obligations under the Loans and the Line of Credit. The Company hereby represents that the Common Stock issued pursuant to this Warrant represents approximately _% of the Company's capital stock on a fully diluted basis as of the date of this Agreement.

         2. WARRANT CERTIFICATES. The Warrants shall be evidenced by warrant certificates ("Warrant Certificates") in the form of EXHIBIT A hereto which shall be issued and delivered to the Guarantor (or its designees) upon each Loan made by the Lender under the Line of Credit pursuant to this Agreement, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement. The Warrant Certificates, and the certificates representing the Warrant Shares and/or other securities, property or rights issuable upon exercise of the Warrants (collectively, the "Warrant Securities"), shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance notwithstanding any subsequent division, exchange, substitution or transfer.

         3. EXERCISE OF WARRANT.

         3.1 EXERCISE. Warrants may be exercised, in whole or in part (but not as to fractional shares), by surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price for the Warrant Securities for which such Warrants are being exercised at the Company's principal office at Minrad Inc., 847 Main Street, Buffalo, New York 14203. The Exercise Price shall be payable by certified or official bank check. The Exercise Price may also be paid, in whole or in part, in shares of Common Stock owned by the Holder having a Fair Market Value (as defined below) on the last business day immediately preceding the Exercise Date (as defined below) equal to the portion of Exercise Price being paid in such shares. Alternatively, the Warrants may be exercised in the manner specified in this Section 3, together with irrevocable instructions to the Company to issue in exchange for the Warrant Certificate the number of shares of Common Stock equal to the product of (a) the number of shares as to which the Warrants are being exercised multiplied by (b) a fraction the numerator of which is the Fair Market Value (as defined below in Section 3.3 herein) of a share of Common Stock on the five (5) business days ending two (2) days immediately preceding the Exercise Date less the Exercise Price therefor and the denominator of which is such Fair Market Value. In the case of the purchase of less than all the shares of Common Stock purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate and shall execute and deliver a new Warrant Certificate of like tenor for the unexercised balance of the Warrant Securities. For purposes hereof, "Exercise Date" shall mean the date on which all deliveries required to be made to the Company upon exercise of Warrants pursuant to this
Section 3.1 shall have been made.

         3.2 ISSUANCE OF CERTIFICATES FOR WARRANT SHARES. Upon the exercise of the Warrants, the issuance of certificates for Warrant Securities shall be made forthwith (and in any event such issuance shall be made within 10 business days from the Exercise Date) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Section 4 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax which may be payable in respect of any transfer to a person other than the Holder involved in the issuance and delivery of any such certificates and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         3.3 FAIR MARKET VALUE. As is used herein, the "Fair Market Value" of a share of Common Stock on any day means: the amount per share of Common Stock equal to (a) if the principal market for the Common Stock is The New York Stock Exchange, any other national securities exchange or The Nasdaq National Market, the closing sales price of the Common Stock on such day as reported by such exchange or market, or on a consolidated tape reflecting transactions on such exchange or market, or (b) if the principal market for the Common Stock is not a national securities exchange or The Nasdaq National Market and the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System, the mean between the closing bid and the closing asked prices for the Common Stock on such day as quoted on such System, or (c) if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotations System, the mean between the highest bid and lowest asked prices for the Common Stock on such day as reported by the Pink Sheets LLC; provided, that if none of (a), (b) or (c) above is applicable, or if no trades have been made or no quotes are available for such day, the Fair Market Value of the Common Stock shall be determined, in good faith, by the Board of Directors of the Company.

         4. TRANSFER OF SECURITIES. Each Holder, by acceptance of a Warrant Certificate, covenants and agrees that it is acquiring the Warrants evidenced thereby, and, upon exercise thereof, the Warrant Securities, for its own account as an investment and not with a view to distribution thereof. The Warrant Securities have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and no transfer of any Warrant Securities shall be permitted unless the Company has received notice of such transfer, at the address of its principal office set forth in Section 3.1 hereof, in the form of assignment attached hereto, accompanied by an opinion of counsel reasonably satisfactory to the Company that an exemption from registration of such Warrant Securities under the Act is available for such transfer. Upon any exercise of the Warrants, certificates representing any Warrant Shares or Warrant Securities shall bear the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER FEDERAL AND STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL FOR THE REGISTERED HOLDER SATISFACTORY TO COUNSEL FOR THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES

         ACT, AND UNDER SUCH LAWS.

Any purported transfer of any Warrants, Warrant Shares or Warrant Securities not in compliance with the provisions of this Section 4 shall be null and void.

         5. REGISTRATION RIGHTS.

         5.1 PIGGYBACK REGISTRATION.

         (a) If, at any time commencing after the date hereof and ending on the first anniversary of the expiration of the Warrant Exercise Term, the Company proposes to register any of its securities under the Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to an initial public offering and/or registration statements on Forms S-4 or S-8) it will give written notice by registered mail, at least sixty (60) days prior to the filing of each such registration statement, to all Holders of its intention to do so. If a Holder shall notify the Company within sixty (60) days after receipt of any such notice of its desire to include any shares of Common Stock underlying the Warrant Shares in such proposed registration statement, the Company shall cause such shares as to which registration shall have been so requested to be included therein, all to the extent requisite to permit the sale or other disposition by the holder of such shares so registered.

         (b) Notwithstanding the foregoing, in the event that any registration pursuant to Section 5.1(a) shall be, in whole or in part, an underwritten public offering of Common Stock and the managing underwriter advises the Company in writing that in its opinion the number of shares of Common Stock underlying the Warrant Shares and/or other securities requested to be included in such offering exceeds the amount of securities which can be sold in an orderly manner in such offering within a price range acceptable to the Company without adversely affecting the marketability of the offering, then the Company will include in such registration (i) first, the securities the Company proposes to sell or, if such registration, the securities such holders propose to sell, and (ii) second, the shares of Common Stock underlying the Warrant Shares and/or other securities requested be included in such registration, pro rata from among the Holders and all other holders of the Company's securities that have the right to request inclusion of such securities in such registration, according to the number of shares of Common Stock underlying the Warrant Shares, the Warrants and/or other securities requested by them to be so included. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 5.1 without thereby incurring any liability to the Holders.

         In connection with any registration pursuant to this Agreement covering a public offering by the Company, each Holder, by acceptance of a Warrant Certificate, hereby appoints Guarantor to act as its Guarantor to negotiate the terms of any restriction on the right of such Holder to sell its Warrant Shares and/or Warrants which shall be imposed by the managing underwriter for such offering; PROVIDED, HOWEVER, that a majority of Holders shall approve any terms so negotiated.

         Nothing contained in this Section 5 shall be construed as requiring the

Holder(s) to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

         5.2 EXPENSES. All expenses incurred by the Company in complying with this Section 5, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., fees of transfer Guarantors and registrars, costs of insurance and fees and disbursements of one counsel for the sellers of the shares of Common Stock underlying the Warrant Shares, but excluding any Selling Expenses, are called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of the registrable securities are called "Selling Expenses."

         The Company will pay all Registration Expenses in connection with each registration statement under this Section 5. All Selling Expenses in connection with each registration statement under this Section 5 shall be borne by the participating sellers in proportion to the number of securities sold by each or as they may otherwise agree.

         5.3 INDEMNITY.

         (a) The Company shall indemnify each Holder of Warrant Shares, the underlying shares of Common Stock of which are to be sold pursuant to any registration statement and each person, if any, who controls such Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act or otherwise, in connection with the offer and sale of shares of Common Stock underlying such Warrant Shares; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such claim, damage or liability results from an untrue statement or alleged untrue statement or an omission or alleged omission made in such registration statement in reliance upon and in conformity with written information furnished to the Company by such Holder or any such controlling persons specifically for inclusion therein.

         (b) Each Holder of the Warrant Shares, the underlying shares of Common Stock or which are to be sold pursuant to a registration statement, and their successors and assigns, shall, severally and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any such claim) to which it may become subject under the Act or otherwise, to the extent, but only to the extent, resulting from written. information furnished by or on behalf of such Holder, or its successors or assigns, for specific inclusion in such registration statement.

         6. EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, .theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

         7. ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, but instead shall pay cash in lieu of such fractional interests to the Holders entitled thereto based on the Fair Market Value of the Common Stock as determined in good faith by the Board of Directors of the Company.

         8. RESERVATION AND LISTING OF SECURITIES. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to the preemptive rights of any stockholder.

         9. NOTICES TO WARRANT HOLDERS. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any, time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                  (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earrings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                  (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option right or warrant to subscribe therefor; or

                  (c) a dissolution, liquidation, merger, consolidation or winding up of the Company or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least 20 days prior to the date fixed as a record date for the dividend or distribution or the date of closing the transfer books for the determination of the stockholders entitled to be issued any convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, merger, consolidation, winding up or sale.

         10. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail; return receipt requested:

         (a) If to a Holder, to the address of such Holder as shown on the books of the Company; or

         (b) If to the Company, to the address set forth in Section 3.1 hereof, or to such other address as the Company may designate by notice to the Holders.

         11. SUPPLEMENTS AND AMENDMENTS. The Company and the Guarantor may from time to time supplement or amend this Agreement without the approval of any Holders in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Guarantor may deem necessary or desirable and which the Company and the Guarantor deem shall not adversely affect the interests of any other Holders of Warrant Certificates. Other amendments to this Agreement may be made only with the written consent of a majority of Holders.

         12. SUCCESSORS. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

         13. TERMINATION. This Agreement shall terminate at the close of business on the expiration of the Warrant Exercise Term. Notwithstanding the foregoing, the indemnification provisions of Section 5.3 hereof shall survive such termination.

         14. GOVERNING LAW: Submission to Jurisdiction. This Agreement and each Warrant Certificate issued hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts entered into and to be performed wholly within said State.

         The Company, the Guarantor and each of the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York, and any Federal court located in the County of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Guarantor and each of the Holders hereby irrevocably waives any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the Guarantor and any of the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address as set forth in Section 10 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company and each Holder, by its acceptance of a Warrant Certificate, agrees that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         15. ENTIRE AGREEMENT.  This Agreement contains the entire understanding
between  the  parties   hereto  and   supersedes   all  prior   agreements   and
understandings, written or oral, with respect to the subject matter hereof.

         16. SEVERABILITY. If any provision of this Agreement shall be held to be invalid and unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

         17. CAPTIONS. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

         18. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Guarantor and any other Holder(s) of the Warrant Certificates or Warrant Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Guarantor and any other such Holder(s).

         19. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                         MINRAD INC.

                                         By:    /s/ William H. Burns, Jr.
                                                -------------------------
                                         Name:  William H. Burns, Jr.
                                         Title: Chief Executive Officer




                                         KEVIN KIMBERLIN PARTNERS LP
                                         By KKP Management LLC, General Partner

                                         By:    /s/ Kevin B. Kimberlin
                                                ----------------------
                                         Name:  Kevin B. Kimberlin
                                         Title: Nonmember Manager

                                   SCHEDULE A
                                   ----------

         The principal amount of the Line of Credit by and between the Company and Wachovia Bank, N.A. shall not exceed an aggregate of $800,000.

                          [FORM OF WARRANT CERTIFICATE]

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER FEDERAL AND STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL FOR THE REGISTERED HOLDER SATISFACTORY TO COUNSEL FOR THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND UNDER SUCH LAWS.

         THE  TRANSFER  OR  EXCHANGE  OF  THE  WARRANTS   REPRESENTED   BY  THIS
CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

No. W-
                                                          ______________Warrants


                               WARRANT CERTIFICATE

         This Warrant Certificate certifies that , or its assigns, is the holder of Warrants to purchase initially, at any time after the date hereof until 5:30 p.m. New York time on the last day of the Warrant Exercise Term ("Expiration Date"), up to fully paid and non-assessable shares of common stock, par value $0.01 per share ("Common Stock"), of Minrad Inc., a Delaware corporation (the "Company"), (shares of the Common Stock are referred to herein individually as a "Security" and collectively as the "Securities"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $1.00 upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Amended and Restated Warrant Agreement dated as of November 2, 2001, between the Company and Kevin Kimberlin Partners L.P. (the "Warrant Agreement"). Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Warrant Agreement. Payment of the Exercise Price shall be made by certified or official bank check payable to the order of the Company or by any other method permitted by the Warrant Agreement.

         No Warrant may be exercised after 5:30 p.m., New York, time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Agreement is hereby incorporated by reference in and made a part of this instrument and to which reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the Holders of the Warrants.

         The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the Holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; PROVIDED, HOWEVER, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the Holder as set forth in the Warrant Agreement.

         Upon due presentment for registration of transfer of this Warrant Certificate and the executed form of assignment as attached hereto at the office of the Company set forth in the Warrant Agreement, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

         Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the Holder hereof a new Warrant Certificate representing such unexercised Warrants.

         The Company may deem and treat the Holder(s) hereof as reflected on the records of the Company as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the Holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.


Dated as of               , 2001
           ---------------

                                   MINRAD INC.




[SEAL]                             By: _________________________
                                   Name:  William H. Burns, Jr.
                                   Title: Chief Executive Officer



                                   By: _________________________
                                         [____________________]
                                          Secretary



Attest:


-------------------------------------


-------------------------------------


-------------------------------------

            [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.1(a)]



         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase shares of Common Stock, par value $.01 per share, of Minrad Inc.

         In accordance with the terms of Section 3.1(a) of the Warrant Agreement dated as of _____________, 2001, between Minrad Inc. and Kevin Kimberlin Partners L.P., the undersigned requests that a certificate for such securities be registered in the name of ___________________________ whose address is ________________________ and that such Certificate be delivered to whose address is __________________________






Dated: __________________________, 20__





                                   ____________________________________________
                                   (Signature must conform in all respects
                                   to name of holder as specified on the
                                   face of the Warrant Certificate.)


                                   ____________________________________________
                                   (Insert Social Security or Other Identifying
                                   Number of Holder)

                              [FORM OF ASSIGNMENT]


                  (To be executed by the Holder if such Holder desires to transfer the Warrant Certificate.)


FOR VALUE RECEIVED ______________________________________________________ hereby sells, assigns and transfers unto _____________________________________________
                                  (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Warrant Certificate on the books of Minrad, Inc., with full power of substitution.


Dated:____________________, 2001






                                   ____________________________________________
                                   (Signature must conform in all respects
                                   to name of holder as specified on the
                                   face of the Warrant Certificate.)


                                   ____________________________________________
                                   (Insert Social Security or Other Identifying
                                   Number of Holder)